EXHIBIT 10.48

                                    AGREEMENT


      THIS AGREEMENT ("Agreement") is entered into as of May 20, 1998, by and between Watermarc Food Management Co., a Texas corporation (the "Company"), and Ghulam M. Bombaywala ("Bombaywala").

      WHEREAS, Bombaywala has personally guaranteed approximately $12.9 million in debt and lease obligations of the Company (collectively referred to as "Guarantees") and pledged many of his personal assets to partially collateralize certain of the Guarantees;

      WHEREAS, the Guarantees are important to the Company's financial survival;

      WHEREAS, Bombaywala has waived and/or deferred the payment of all compensation payable to him to date as an executive officer of the Company;

      NOW, THEREFORE, FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Bombaywala agrees to personally guarantee up to $5 million of future indebtedness of the Company whether in leases, notes, accounts payable or contractual obligations (or renewals of the foregoing), or any other obligations of the Company. However, in the event of a "Change of Control" as hereafter defined, Bombaywala shall be released from any remaining obligation to personally guarantee up to $5 million of future indebtedness of the Company. "Change of Control" is defined as a decrease in Bombaywala's beneficial ownership interest in the Company to less than 51% of the outstanding shares of the Common Stock of Company.

2. The Board of Directors of the Company has approved the issuance to Bombaywala of Warrants to purchase 10,000,000 shares of the Company's Common Stock (pre-reverse stock split amount) at the exercise price of $.14 per share (pre-reverse stock split exercise price), which was the market price of the stock when the Board of Directors first considered the proposal.

3. The issuance of the Warrants will be submitted to the independent shareholders for ratification at a special meeting or the next annual meeting, however the Board of Directors shall retain the right to proceed with the issuance of the Warrants even if not ratified by a majority of the independent shareholders.

4. The Warrants shall have a four year term from the date of issuance and shall be set forth in a Warrant Agreement in the form attached hereto as EXHIBIT A.

5. The underlying shares ("Warrant Shares") shall be subject to a Lock-Up Agreement in the form attached hereto as EXHIBIT B prohibiting resale thereof for a period of two (2) years from the date of the issuance of the respective Warrants, which shall expire sooner if a total of $5 million in debt or equity financing is raised by the Company within the two year period.

6. Bombaywala shall have customary demand and piggyback registration rights subject to the terms of the Lock-Up Agreement.

7. If a reverse stock split is approved by the Company's shareholders, the number of Warrants and Warrant Shares shall be proportionately decreased and the exercise price for each Warrant or Warrant Share shall be proportionately increased.

8. SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision contained herein.

9. AMENDMENT; MODIFICATION. This Agreement constitutes the entire Agreement between the Company and Bombaywala with respect to the matters set forth herein, and no amendment or modification hereof shall be valid unless made by supplemental written agreement, executed and approved by the Company and Bombaywala.

10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to applicable choice of law principles.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                              "COMPANY":
                              WATERMARC FOOD MANAGEMENT CO.
                              a Texas corporation

                              ADDRESS:
                              11111 Wilcrest Green, Suite 350
                              Houston, Texas 77042


                              By: /s/ CAROLYN RICHARDS
                                      Carolyn Richards, Secretary


                              GHULAM M. BOMBAYWALA

                              ADDRESS:
                              11 Greenlaw Street
                              Sugar Land, Texas  77479


                              /s/ GHULAM M. BOMBAYWALA

                                                                       EXHIBIT A


                        WARRANT AGREEMENT AND CERTIFICATE


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO CERTAIN RESTRICTIONS, CONTAINED HEREIN, WITH RESPECT TO THEIR TRANSFER.


                  WARRANT TO PURCHASE SHARES OF COMMON STOCK OF
                          WATERMARC FOOD MANAGEMENT CO.

                                                             __________ Warrants


      This Warrant Certificate certifies that GHULAM M. BOMBAYWALA (together with his successors and assigns as herein provided, the "Holder") is the owner of __________ Warrants (subject to adjustment as provided herein), each of which represents the right to subscribe for and purchase from WATERMARC FOOD MANAGEMENT CO., a Texas corporation (the "Company"), one share of the common stock, par value $0.05 per share, of the Company (the common stock, including any stock into which it may be changed, reclassified or converted, is herein referred to as the "Common Stock") at the purchase price (the "Exercise Price") of $_______ per share.

      The Warrants represented by this Warrant Certificate are subject to the following provisions, terms and conditions:

                                    ARTICLE I
                              EXERCISE OF WARRANTS

      1.1 METHOD OF EXERCISE. The Warrants may only be exercised by the Holder in whole or in part by surrender of this Warrant Certificate at the office of the Company (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of such Holder appearing on the books of the Company) with the appropriate form attached hereto duly completed, at any time within the period beginning on the date hereof and expiring at 5:00 p.m. Houston, Texas time, on _________, 2002 (the "Exercise Period") and by payment to the Company by certified check or bank draft of the Exercise Price for such shares. The Company agrees that the shares of Common Stock so purchased shall be and are deemed to be issued to the Holder as the record owner of such shares of Common Stock as of the close of business on the date on which the Warrant Certificate shall have been surrendered and payment made for such shares of Common Stock. Certificates representing the shares of Common Stock so purchased shall be delivered to the Holder promptly.

      1.2 FRACTIONAL SHARES. Instead of any fractional shares of Common Stock which would otherwise be issuable upon exercise of this Warrant, no shares will be issued for less than one-half a share and the Company shall issue a certificate for the next higher number of whole shares of Common Stock for any fraction of a share which is one-half or greater.


                                   ARTICLE II.
                            WARRANT OFFICE: TRANSFER

      2.1 WARRANT OFFICE. The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Company's office at 11111 Wilcrest Green, Suite 350, Houston, Texas 77042 and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to the holder of this Warrant. The Company shall maintain, at the Warrant Office, a register for the Warrant, in which the Company shall record the name and address of the person in whose name the Warrants have been issued, as well as the name and address of each permitted assignee of the rights of the registered owner hereof.

      2.2 OWNERSHIP OF WARRANT. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

      2.3 RESTRICTIONS ON EXERCISE AND TRANSFER OF WARRANTS. The Company agrees to maintain at the Warrant Office books for the registration and transfer of this Warrant. Subject to the restrictions on transfer of Warrants in this
Section 2.3, the Company, from time to time, shall register the transfer of this Warrant in such books upon surrender of this Warrant at the Warrant Office properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer satisfactory to the Company. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company. The Company shall pay all taxes, (other than securities transfer taxes) and all other expenses and charges payable in connection with the transfer of Warrants pursuant to this Section 2.3.

            a. RESTRICTIONS IN GENERAL. Notwithstanding any provisions contained in this Warrant to the contrary, THIS WARRANT SHALL NOT BE EXERCISABLE OR TRANSFERABLE EXCEPT TO (I) ENTITIES OR PERSONS UNDER COMMON CONTROL WITH, OR WHO ARE CONTROLLED BY, HOLDER OR PERSONS WHO CONTROL HOLDER, OR (II) WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY, WHICH MAY BE WITHHELD IN THE COMPANY'S SOLE DISCRETION. THE RELATED SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT (THE "WARRANT SHARES") SHALL NOT BE TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED IN THE LOCK-UP AGREEMENT attached hereto as Exhibit 1 and incorporated herein by reference, and as specified in this Article 2.3, which conditions are intended, among other things, to insure compliance with the provisions of the Securities Act of 1933 as amended (the "Securities Act") in respect of the exercise or transfer of this Warrant or transfer of such Warrant Shares. The registered holder of this Warrant agrees that it will neither (i) transfer this Warrant prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in, Article 2.3(b), (ii) exercise this Warrant prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in, Article 2.3(b), or until registration of the related Warrant Shares under the Securities Act and any applicable state securities or blue sky laws have become effective, nor (iii) transfer such Warrant Shares prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in, Article 2.3.(b), or until registration of such Warrant Shares under the Securities Act and any applicable state securities or blue sky laws have become effective.

      (b) STATEMENT OF INTENTION TO EXERCISE; OPINION OF COUNSEL. The registered holder of this Warrant, by its acceptance hereof, agrees that prior to any exercise or transfer of this Warrant or any transfer of the related Warrant Shares, said holder will deliver to the Company a statement setting forth either said holder's intention with respect to the retention or disposition of any Warrant Shares, or the intention of said holder's prospective transferee with respect to its retention or disposition of this Warrant or of said Warrant Shares (whichever is involved in such transfer), in either such case, together with a signed copy of the opinion of said holder's counsel, or such other counsel as shall be acceptable to the Company, as to the necessity or non-necessity for registration under the Securities Act and any applicable state securities or blue sky laws in connection with such exercise or such transfer.

      2.4 EXPENSES OF DELIVERY OF WARRANTS. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants and related Warrant Shares hereunder.


                                   ARTICLE III
                          WARRANT ADJUSTMENT PROVISIONS

      3.1 ADJUSTMENT OF WARRANT SHARES. The Number of Warrant Shares purchasable upon exercise of this Warrant may be adjusted from time to time as set forth below.

      a. If the Company at any time pays to the holders of its Common Stock a dividend in Common Stock, the number of Warrant Shares issuable upon the exercise of this Warrant shall be proportionally increased, effective at the close of business on the record date for determination of the holders of the Common Stock entitled to the dividend.

      b. If the Company at any time subdivides or combines in a larger or smaller number of shares its outstanding shares of Common Stock, then the number of shares of Common Stock issuable upon the exercise of this Warrant shall be proportionally increased in the case of a subdivision and decreased in the case of combination, effective in either case at the close of business on the date that the subdivision or combination becomes effective.

      c. In case of any reclassification of the Common Stock, any consolidation of the Company with, or merger of the Company into, any other entity, any merger of any entity into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any sales or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property, then provisions shall be made such that the holders of this Warrant shall have the right thereafter, during the period that this Warrant shall be exercisable, to exercise this Warrant and receive the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by holders of the Company's Common Stock. In addition to the adjustments provided for above to the number of Warrant Shares purchasable hereunder upon exercise of the Warrant in certain circumstances, the Company may, in its sole discretion, provide for further adjustments to the number of Warrant Shares purchasable hereunder and/or the Exercise Price thereof based on additional or other facts and circumstances where the Company determines that such an adjustment would be fair and equitable to the holders of the Warrants.

      3.2 COSTS. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Company upon exercise of this Warrant; PROVIDED, HOWEVER, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of this Warrant in respect of which such shares are being issued.

      3.3 RESERVATIONS OF SHARES. The Company shall reserve at all times so long as this Warrant remains outstanding, free from preemptive rights, out of its treasury Common Stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the exercise of this Warrant, sufficient shares of Common Stock to provide for the exercise hereof.

      3.4 VALID ISSUANCE. All shares of Common Stock which may be issued upon exercise of this Warrant will upon issuance by the Company be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof attributable to any act or omission by the Company, and the Company shall take no action which will cause a contrary result (including without limitation, any action which would cause the Exercise Price to be less than the par value, if any, of the Common Stock).

      3.5 APPROVALS. If any shares of Common Stock to be reserved for the purpose of exercise of this Warrant require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon exercise, then the Company and the holders of this Warrant will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.


                                   ARTICLE IV
                               RESTRICTIVE LEGENDS

      4.1 Each Warrant shall (unless otherwise permitted by the provisions hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

      "This Warrant has not been registered under the Securities Act of 1933, as amended, and is transferable only upon the conditions specified in the Warrant Agreement referred to herein."

      4.2 Each certificate for Common Stock issued upon exercise of a Warrant and each certificate for Common Stock issued to a subsequent transferee shall (unless otherwise permitted by the provisions hereof) be stamped or otherwise imprinted with legends in substantially the following forms:

      "The shares represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. The shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable state securities act, or (ii) the corporation shall have been furnished with an opinion of counsel, satisfactory to counsel for the corporation, that registration is not required under any such acts."

      "The shares represented by this certificate are subject to the provisions of a Lock-up Agreement dated as of ___________, 1998 ("Lock-up Agreement"), which restrict the transfer of such shares, and the rights of the holder of the shares represented by this certificate are subject to all the terms and provisions of the Lock-up Agreement, by which such holder, by acceptance of this certificate, agrees to be bound. A counterpart of the Lock-up Agreement has been deposited with Watermarc Food Management Co. at its principal office and will be provided to any holder or transferee upon request."


                                    ARTICLE V
                               REGISTRATION RIGHTS

      5.1 REQUIRED REGISTRATION. The Company shall use its best efforts to effect the registration under the Securities Act of the shares of Common Stock issued pursuant to this Warrant Certificate upon exercise of the Warrants and evidenced by a certificate bearing the restrictive legends set forth in Article IV hereof (the "Restricted Stock") on a form appropriate for the registration of the Restricted Stock in order to permit the Holder to dispose of the Restricted Stock in accordance with its intended method of disposition and the terms of the Lock-up Agreement.

      5.2 INCIDENTAL REGISTRATION. Notwithstanding the provisions of Article 5.1 of this Agreement, if the Company at any time during the Exercise Period proposes to register any of its Common Stock under the Securities Act (on a form appropriate for the registration of the Restricted Stock for public offering by the holders thereof other than a registration on Form S-8, or any successor or similar forms or a shelf registration under Rule 415 for the sole purpose of registering shares to be issued in connection with the acquisition of stock or assets of another person) and there is then not an effective registration statement covering the shares of Common Stock to be issued upon exercise of the Warrants, it will each such time give written notice to the holder of this Warrant and any holders of Restricted Stock (the holders of Restricted Stock are sometimes referred to herein as the "Eligible Holders") of its intention so to do and, upon written request from Eligible Holders given within 30 days after receipt of any such notice (which request shall state the intended method of disposition of such securities by such Eligible Holder), the Company will use its best efforts to cause all or any (but not less than 1,000 shares if less than all) Restricted Stock held by such Eligible Holder or which such Eligible Holder is then entitled to acquire pursuant to a Warrant to be registered under the Securities Act, all to the extent requisite to permit the sale or other disposition (in accordance with the intended methods thereof, as aforesaid by such Eligible Holder); provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of such other securities originally proposed to be registered. If an offering pursuant to this Article is to be made through underwriters, the managing underwriter may, if in its reasonable opinion marketing factors so require, limit (pro rata according to the market value of securities proposed to be registered by each) the number of (or eliminate entirely from the offering all of the) securities which eligible Holders may register pursuant to this Article.

      5.3 EXPENSES: CONDITIONS PRECEDENT. Except as provided below, all expenses incurred by the Company in connection with action taken by the Company to comply with this Article V, including, without limitation, all registration and filing fees, printing expenses, accounting fees, fees and disbursements of counsel and other experts, premiums for liability insurance obtained in connection with a registration statement filed to effect such compliance, shall be paid by the Company; PROVIDED, HOWEVER, that all such expenses in connection with any amendment or supplement to any registration statement filed by the Company hereunder or the related prospectus which is required to be filed more than nine months after the effective date of such registration statement because any seller or sellers of securities of the Company covered thereby or any underwriter of such securities has not effected the disposition of the securities required to be registered shall be paid by such seller or sellers pro rata, in the case of two or more such sellers, in accordance with the respective market values of such securities. The Company shall not be obligated in any way in connection with any registration pursuant to this Article V for any underwriting discounts or commissions payable by any Eligible Holder to any underwriter of securities to be sold by such Eligible Holder. It shall be a condition precedent to the obligation of the Company to take any action under
Article 5.2 that the Company shall receive an undertaking satisfactory to it from each Eligible Holder of securities registered or to be registered as herein provided to pay all expenses required to be borne by such Eligible Holder and to furnish or cause to be furnished to the Company specifically for use in the preparation of the registration statement and prospectus written information concerning the securities held by such Eligible Holder and also concerning any underwriter of such securities and the intended method of disposition thereof as the Company shall reasonably request and as may be required in connection with the action to be taken by the Company hereunder.


                                   ARTICLE VI
                             COVENANT OF THE COMPANY

      The Company covenants and agrees that this Warrant shall be binding upon any corporation succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.


                                   ARTICLE VII
                                  MISCELLANEOUS

      7.1 ENTIRE AGREEMENT. This Warrant, contains and describes the entire agreement between the holder hereof and the Company with respect to the shares which can be purchased upon exercise hereof and supersedes all prior arrangements or understanding with respect thereto.

      7.2 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Texas without regard to applicable choice of law principles.

      7.3 WAIVER AND AMENDMENT. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the holder hereof and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

      7.4 ILLEGALITY. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provisions exists, be in any way impaired.

      7.5 COPY OF WARRANT. A copy of this Warrant shall be filed among the records of the Company.

      7.6 NOTICE. Any notice or other document required or permitted to be given or delivered to the holder hereof shall be delivered at, or sent by certified or registered mail to such holder at, the last address shown on the books of the Company maintained at the Warrant Office for the registration of this Warrant or at any more recent address of which the holder hereof shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail to, the office of the Company at 11111 Wilcrest Green, Suite 350, Houston, Texas 77042 or such other address within the continental United States of America as shall have been furnished by the Company to the holder of this Warrant.

      7.7 LIMITATION OF LIABILITY; NOT STOCKHOLDERS. No provision of this Warrant shall be construed as conferring upon the holder hereof the right to vote, consent, receive dividends or receive notices (other than as herein expressly provided) in respect of meetings of stockholders for the election of directors of the Company or any other right whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

      7.8 EXCHANGE, LOSS, DESTRUCTION, ETC. OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Article 7.8 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement.

      7.9 HEADINGS. The Article and other headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.


      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name.



Dated: ___________________, 1998


                                    WATERMARC FOOD MANAGEMENT CO.


                                    By: ________________________________
                                        Carolyn Richards
                                        Secretary

                         [FORM OF ELECTION TO PURCHASE]

                    (To be executed upon exercise of Warrant)


      The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate to purchase _______ shares of Common Stock and herewith, in accordance with the terms hereof, tenders in payment for such shares a certified check or bank draft payable to the order of Watermarc Food Management Co. in the amount of $_________________.

      The undersigned requests that a certificate for such shares be issued in the name of_______________________________________ and that such certificate be delivered to__________________________________________ and if such shares shall not include all of the shares issuable as provided in said Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.


Dated:  ________________     __________________________________________________
                             (Signature must conform in all respects to name of holder as specified on the face of the Warrant.)


                                   ASSIGNMENT

      For value received, ________________________________, herevy sells, assigns and transfers unto _________________________________ the within Warrant, together with all rights, title and interest therein and does hereby irrevocable constitute and appoint __________________________________________ attorney, to transfer said Warrant on the books of the Company, with full power of substitution.

                                                   ____________________________

Dated:  _________________, 19___

                                                                       EXHIBIT B


                                LOCK-UP AGREEMENT


      This agreement is entered into on this ____ day of _____________, 1998 by and between Ghulam M. Bombaywala ("Bombaywala") and Watermarc Food Management Co. ("the Company").

      WHEREAS, on May 20, 1998 Bombaywala and the Company entered into an Agreement whereby the Company agreed to issue to Bombaywala warrants to purchase 10,000,000 shares of the Company's Common Stock (pre-reverse stock split amount) (the "Warrant Shares") in consideration for Bombaywala's prior personal guarantees of approximately $12.9 million in debt and lease obligations of the Company and his agreement to personally guarantee up to $5 million of future indebtedness of the Company whether in leases, notes, accounts payable or contractual obligations (or renewals of the foregoing), or any other obligations of the Company.

      It is hereby agreed to by the parties that:

      1. The Warrant Shares shall not be resold, disposed of, or transferred, directly or indirectly, by Bombaywala for a period of two (2) years from the date of the issuance of the Warrants.

      2. All certificates representing the Warrant Shares shall be imprinted on the face or back thereof with the following statement:

            "The shares represented by this certificate are subject to the provisions of a Lock-up Agreement dated as of ________________, 1998 ("Lock-up Agreement"), which restrict the transfer of such shares, and the rights of the holder of the shares represented by this certificate are subject to all the terms and provisions of the Lock-up Agreement, by which such holder, by acceptance of this certificate, agrees to be bound. A counterpart of the Lock-up Agreement has been deposited with Watermarc Food Management Co. at its principal office and will be provided to any holder or transferee upon request."

      3. This Lock-up Agreement shall terminate upon the earliest of the following occurrences: (i) the expiration of two (2) years from the date of the issuance of the Warrants; or (ii) if a total of five million dollars ($5,000,000) in debt or equity financing is raised by the Company within the two year period.

      4. This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to applicable choice of law principles.

      IN WITNESS WHEREOF, the parties hereto have executed this Lock-up Agreement as of the date first set forth above.


                              "COMPANY"
                              WATERMARC FOOD MANAGEMENT CO.,
                              a Texas Corporation

                              ADDRESS:
                              11111 Wilcrest Green, Suite 350
                              Houston, Texas 77042

                              By: ______________________________
                                  Carolyn Richards, Secretary


                              GHULAM M. BOMBAYWALA

                              ADDRESS:
                              11 Greenlaw Street
                              Sugar Land, Texas  77479


                              __________________________________

                                       2